UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note:

On June 17, 2025, HCW Biologics Inc. (the “Company”), held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). During the meeting, the Company’s service provider experienced technical difficulties that may have prevented the Company’s stockholders from logging into the virtual meeting; however, many stockholders were able to join via phone. The replay of the Annual Meeting will be available for one year at https://www.virtualshareholdermeeting.com/HCWB2025, and through July 31, 2025, stockholders may submit questions that they otherwise might have submitted at the Annual Meeting to: info@hcwbiologics.com. Questions that follow the Meeting guidelines will be answered in a publicly available format.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, after the Annual Meeting, HCW Biologics Inc. accepted Gary M. Winer’s resignation from the Company’s Board of Directors, effective immediately. The Board of Directors is not required to fill the seat on the Board of Directors formerly held by Mr. Winer, and thus, this seat will remain vacant.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2025, after the adjournment of the Annual Meeting, the Company accepted Gary M. Winer’s resignation from the Company’s Board of Directors, effective immediately. Mr. Winer’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board of Directors has determined not to appoint a replacement director currently.

1.
At the Annual Meeting, the Company’s stockholders elected the persons listed below as Class I directors for three-year terms expiring at the 2028 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Scott T. Garrett	534,541	9,185	150,771
Gary M Winer	133,365	410,361	105,771

2.
The Company’s stockholders ratified the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
693,874	595	28	--

Item 8.01 Other Events.

During the Annual Meeting, the Company’s service provider, Broadridge Financial Solutions, Inc., experienced technical difficulties that may have prevented stockholders from joining the virtual meeting; however, a quorum at the Annual Meeting was reached through the attendance in person or by proxy of persons, who, as of the record date of April 22, 2025, held a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting. Accordingly, The Annual Meeting was validly held.

Broadridge will send a letter to the Company’s stockholders that includes links to the replay of the Annual Meeting and a platform where stockholders can submit questions. A copy of this letter is furnished as Exhibit 99.1 to this Form 8-K. The Company has also posted the letter on its investor website at: https://investors.hcwbiologics.com/.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter to HCW Biologics Inc. Stockholders dated June 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	June 23, 2025	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer